State of Florida

IN GOD WE TRUST

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on July 13, 2012, to Articles of Incorporation for GREEN ENERGY RENEWABLE SOLUTIONS, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P98000062582.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Sixteenth day of July, 2012

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Ken Detzner
Secretary of State

CR2EO22 (1-11)

Articles of Amendment
to
Articles of Incorporation
of

Green Energy Renewable Solutions, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P98000062582

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable: ______________________________
(Principal office address MUST BE A STREET ADDRESS) ______________________________
____

C. Enter new mailing address, if applicable: ______________________________
(Mailing address MAY BE A POST OFFICE BOX) ______________________________
____

FILED
12 JUL 13 AM 10:54

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________________

____
(Florida street address)

New Registered Office Address: ______________________________, Florida ______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________
2) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________
3) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________
4) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________
5) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________
6) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV Capital Stock is amended to read as follows: This Corporation is authorized to issue one hundred and fifty million (155,000,000 shares, consisting of one hundred and fifty million (150,000,000) shares designated as "Common Stock," Par Value $0.001 and five million shares (5,000,000) designated as "Preferred Stock," Par Value $0.001. Each Common Share issued and outstanding shall be entitled to one vote and the Preferred Shares shall be designated by the Board of Directors. The Corporation is authorized to conduct a one for one (1:1) forward split of the issued and outstanding Common Shares.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: June 26, 2012

Effective date if applicable: July 10, 2012

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated July 09, 2012

Signature Gerry Shirren

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Gerry Shirren

(Typed or printed name of person signing)

Director, Secretary, Chief Financial Officer

(Title of person signing)